                                                 REGISTRATION NO.333-01527

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 10549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                          ALLIANCE GAMING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------


          NEVADA                     7993                    88-0104066
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

           4380 BOULDER HIGHWAY                   JOHN W. ALDERFER
           LAS VEGAS, NEVADA                   CHIEF FINANCIAL OFFICER
            (702) 435-4200                      4380 BOULDER HIGHWAY
   (ADDRESS, INCLUDING ZIP CODE, AND           LAS VEGAS, NEVADA 89121
      TELEPHONE NUMBER, INCLUDING                  (702) 435-4200
 AREA CODE, OF REGISTRANT'S PRINCIPAL     (ADDRESS, INCLUDING ZIP CODE, AND
          EXECUTIVE OFFICES)                      TELEPHONE NUMBER,
                                          INCLUDING AREA CODE, OF AGENT FOR
                                                      SERVICE)

                                  COPIES TO:
        LAWRENCE LEDERMAN, ESQ.                  GERALD ADLER, ESQ.
    MILBANK, TWEED, HADLEY & MCCLOY     SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN
        1 CHASE MANHATTAN PLAZA             919 THIRD AVENUE, 20TH FLOOR
       NEW YORK, NEW YORK 10005               NEW YORK, NEW YORK 10022
       TELEPHONE (212) 530-5000               TELEPHONE (212) 891-9440

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement is declared effective and the effective time of the merger (the "Merger") of BGII Acquisition Corp. (the "Merger Subsidiary"), a wholly-owned subsidiary of Alliance Gaming Corporation ("Alliance" or the "Registrant"), with and into Bally Gaming International, Inc. ("BGII"), pursuant to the Agreement and Plan of Merger, dated as of October 18, 1995 among Alliance, the Merger Subsidiary and BGII, as amended (the "Merger Agreement"), as described in the enclosed Joint Proxy Statement/Prospectus included as Part I of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                          ALLIANCE GAMING CORPORATION

                             CROSS-REFERENCE SHEET
                                      FOR
               REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS

                                                  LOCATION IN JOINT PROXY
 FORM S-4--ITEM NUMBER AND CAPTION                  STATEMENT/PROSPECTUS
 ---------------------------------                -----------------------
 A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus. Facing Page of the Registration
                                             Statement; Cross-Reference Sheet;
                                             Outside Front Cover Page of Joint
                                             Proxy Statement/Prospectus
  2. Inside Front and Outside Back Cover
     Pages of Prospectus.................... AVAILABLE INFORMATION; TABLE OF
                                             CONTENTS
  3. Risk Factors, Ratio of Earnings to
     Fixed Charges and Other Information.... SUMMARY; RISK FACTORS;
                                             COMPARATIVE PER SHARE MARKET
                                             PRICE DATA AND DIVIDEND POLICY;
                                             COMPARATIVE PER SHARE DATA; THE
                                             COMPANIES--Gaming Regulation and
                                             Licensing; THE MERGER--Certain
                                             Federal Income Tax Consequences






  4. Terms of the Transaction............... SUMMARY--The Merger; THE MERGER;
                                             COMPARISON OF STOCKHOLDER RIGHTS;
                                             FINANCIAL MATTERS AFTER THE
                                             MERGER--Accounting Treatment;
                                             CERTAIN PROVISIONS OF THE MERGER
                                             AGREEMENT


  5. Pro Forma Financial Information........ UNAUDITED PRO FORMA CONDENSED
                                             COMBINED FINANCIAL INFORMATION
  6. Material Contacts With the Company
     Being Acquired......................... THE MERGER--Background of the
                                             Merger; CERTAIN PROVISIONS OF THE
                                             MERGER AGREEMENT--Conduct of
                                             Business Pending the Merger
  7. Additional Information Required For
     Reoffering by Persons and Parties
     Deemed to be Underwriters.............. Not Applicable
  8. Interests of Named Experts and Counsel. LEGAL OPINIONS; EXPERTS
  9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities............................ Not Applicable
 B. INFORMATION ABOUT THE REGISTRANT
 10. Information With Respect to S-3
     Registrants............................ Not Applicable
 11. Incorporation of Certain Information by
     Reference.............................. Not Applicable
 12. Information With Respect to S-2 or S-3
     Registrants............................ Not Applicable
 13. Incorporation of Certain Information by
     Reference.............................. Not Applicable

                                                     LOCATION IN JOINT PROXY
 FORM S-4--ITEM NUMBER AND CAPTION                    STATEMENT/PROSPECTUS
 ---------------------------------                   -----------------------
 14. Information With Respect to Registrants     COMPARATIVE PER SHARE DATA;
     Other Than S-2 or S-3 Registrants.......... SELECTED HISTORICAL
                                                 CONSOLIDATED FINANCIAL DATA OF
                                                 ALLIANCE; MANAGEMENT'S
                                                 DISCUSSION AND ANALYSIS OF
                                                 FINANCIAL CONDITION AND
                                                 RESULTS OF OPERATIONS OF
                                                 ALLIANCE; THE COMPANIES--
                                                 ALLIANCE GAMING CORPORATION;
                                                 AUDITED CONSOLIDATED FINANCIAL
                                                 STATEMENTS OF
                                                 ALLIANCE
 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information With Respect to S-3 Companies.. Not Applicable
 16. Information With Respect to S-2 or S-3
     Companies.................................. Not Applicable
                                                 COMPARATIVE MARKET PRICE DATA;
                                                 SELECTED HISTORICAL
                                                 CONSOLIDATED FINANCIAL DATA OF
 17. Information With Respect to Companies Other
     Than S-2 or S-3 Companies.................. BGII; THE COMPANIES--BALLY
                                                 GAMING INTERNATIONAL, INC.

 D. VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or
     Authorizations Are to be Solicited......... SUMMARY--The Meetings; THE
                                                 MEETINGS; THE MERGER--
                                                 Interests of Certain Persons
                                                 in the Merger; THE COMPANIES;
                                                 ELECTION OF ALLIANCE
                                                 DIRECTORS; BGII PLANS AND
                                                 AMENDMENTS; ELECTION OF
                                                 DIRECTORS OF BGII; STOCKHOLDER
                                                 PROPOSALS
 19. Information if Proxies, Consents or
     Authorizations Are Not to be Solicited or
     in an Exchange Offer....................... Not Applicable

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VI of the Company's Articles of Incorporation limits the liability of the Company's directors and officers. It provides that a director or officer of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. It also provides that any repeal or modification of the foregoing provision of the stockholders of the Company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification.

  Section 78.300 of the Nevada General Corporation Law provides:

    1. The directors of a corporation shall not make dividends or other distributions to stockholders except as provided by such section.

    2. In case of any willful or grossly negligent violation of the provisions of such section, the directors under whose administration the violation occurred, except those who caused their dissent to be entered upon the minutes of the meeting of the directors at the time, or who not then being present caused their dissent to be entered on learning of such action, are jointly and severally liable, at any time within 3 years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the dividend made or of any loss sustained by the corporation by reason of the dividend or other distribution to stockholders.

  However, Section 78.751 of the Nevada General Corporation Law permits the Registrant to indemnify its directors and officers as follows:

    1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

    4. Any indemnification under subsections 1 and 2, unless offered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion.

    5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
 -------
 2.1     --Amended and Restated Agreement and Plan of Merger among Alliance,
          BGII Acquisition Corp. and BGII, dated as of October 18, 1995
          (included as Annex I to the Joint Proxy Statement/Prospectus).
 2.2     --Basic Agreement, dated as of October 29, 1993, among United Gaming,
          Inc., The Rainbow Casino Corporation, John A. Barrett, Jr. and Leigh
          Seippel, and exhibits thereto.(12)
 2.3     --Letter Agreement, dated as of November 5, 1993, among United Gaming,
          Inc., Capital Gaming International, Inc., I.G. Davis, Jr. and John E.
          Dell, with exhibits thereto.(14)
 2.4     --Asset Purchase Agreement between Plantation Investments, Inc. and
          Richards-Schnack Development Corp. dated April 2, 1990.(1)
 2.5     --First Amendment to Agreement of Purchase and Sale between Plantation
          Investments, Inc. and Richards-Schnack Development Corp.(1)
 2.6     --Bill of Sale between Plantation Investments, Inc. and Richards-
          Schnack Development Corp.(1)
 2.7     --Consolidation Agreement, dated March 29, 1995 among Alliance, United
          Gaming Rainbow, Inc., RCC, RCVP, NGM, HFS, National Gaming
          Corporation, Rainbow Development Corporation and Leigh Seippel and
          John A. Barrett, Jr.(23)
 3.1     --Restated Articles of Incorporation of the Registrant, as
          amended.(16)
 3.2     --Revised By-Laws of the Registrant.(20)

 EXHIBIT
 -------
  4.1    --Certificate of Designations, Preferences and Relative,
          Participating, Optional and Other Special Rights of Special Stock and
          Qualifications, Limitations and Restrictions thereof of 15% Non-
          Voting Junior Special Stock, Series B, $.10 par value, of Alliance
          Gaming Corporation. (Included as Annex VII to the Joint Proxy
          Statement/Prospectus).
  4.2    --Common Stock Purchase Warrant issued to Alfred H. Wilms upon execution of his loan commitment with Video Services, Inc.(6)
  4.3    --Indenture, dated as of September 14, 1993, between United Gaming,
          Inc. and NationsBank of Texas, N.A., as Trustee in respect of
          Alliance's 7 1/2% Convertible Subordinated Debentures due 2003.(16)
  4.4    --Form of 7 1/2% Convertible Subordinated Debenture due 2003 (included in Exhibit 4.3, above).
  4.5    --Registration Rights Agreement, dated as of September 21, 1993, by and among United Gaming, Inc., Donaldson Lufkin & Jenrette Securities
          Corporation, Oppenheimer & Co., Inc. and L.H. Friend, Weinress &
          Frankson, Inc.(16)
  5      --Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey. (Previously
          filed.)
  8      --Opinion of Milbank, Tweed, Hadley & McCloy. (Previously filed.)
 10.1    --Loan and Warrant Agreement dated March 24, 1992 between United
          Gaming, Inc., Video Services, Inc. and Alfred H. Wilms.(6)
 10.2    --Lease, dated August 3, 1988, as amended April 6, 1989, from Walter
          Schwartz to Alliance for Alliance's Corporate headquarters building at 4380 Boulder Highway, Las Vegas, Nevada.(2)
 10.3    --Employment Agreement between United Gaming, Inc. and Ira S.
          Levine.(13)
 10.4    --Amendment to Employment Agreement between United Gaming, Inc. and
          Ira S. Levine.(21)
 10.5    --Employment Agreement between United Gaming, Inc. and John W.
          Alderfer.(13)
 10.6    --Amendment to Employment Agreement between United Gaming, Inc. and
          John W. Alderfer.(20)
 10.7    --Letter Agreement dated June 25, 1993 among United Gaming, Inc. and
          Kirkland-Ft. Worth Investment Partners, L.P., Kirkland Investment
          Corporation and, as to certain provisions, Alfred H. Wilms, including
          Exhibit A (Form of Securities Purchase Agreement), Exhibit B (Form of
          Stockholders Agreement), Exhibit C (Form of Certificate of
          Designations of Non-Voting Junior Convertible Special Stock), Exhibit
          D (Form of Warrant Agreement), and Exhibit E (Form of press release)
          thereto.(7)
 10.8    --Advisory Agreement, dated June 25, 1993 among United Gaming, Inc.,
          Gaming Systems Advisors, L.P. and, as to certain provisions, Mr.
          Alfred H. Wilms, including Exhibit A (Form of Warrant Agreement) and
          Exhibit B (Form of press release) thereto.(7)
 10.9    --United Gaming, Inc. 1991 Long-Term Incentive Stock Option Plan(10)
 10.10   --Gaming and Technology, Inc. 1984 Employee Stock Option Plan(11)
 10.11   --Agreement, dated as of September 14, 1993, by and among United
          Gaming, Inc., Kirkland-Ft. Worth Investment Partners, L.P., Kirkland
          Investment Corporation, Gaming Systems Advisors, L.P. and Alfred H.
          Wilms.(8)
 10.12   --Warrant Agreement, dated as of September 21, 1993, by and between
          United Gaming, Inc. and Kirkland-Ft. Worth Investment Partners, L.P.
          relating to warrants to purchase 2.75 million shares of Common
          Stock.(8)
 10.13   --Warrant Agreement, dated as of September 21, 1993, by and between
          United Gaming, Inc. and Gaming Systems Advisors, L.P. relating to warrants to purchase 1.25 million shares of Common Stock.(8)
 10.14   --Stockholders Agreement, dated as of September 21, 1993, by and among
          United Gaming, Inc., Kirkland-Ft. Worth Investment Partners, L.P.,
          Kirkland Investment Corporation, Gaming Systems Advisors, L.P. and
          Alfred H. Wilms.(8)

 EXHIBIT
 -------
 10.15   --Amendment to Stockholders Agreement dated as of October 20,
          1994.(16)
 10.16   --Selling Stockholder Letter Agreement dated as of March 20, 1995.(22)
 10.17   --Securities Purchase Agreement, dated as of September 21, 1993, by and among United Gaming, Inc., Kirkland-Ft. Worth Investment
          Partners, L.P. and Kirkland Investment Corporation.(8)
 10.18   --Confidential Separation and Consulting Agreement with Carole A.
          Carter (including mutual release) dated July 15, 1993.(9)
 10.19   --Executive Severance Agreement with Shannon L. Bybee dated July 15,
          1993.(9)
 10.20   --Amendment to Executive Severance Agreement with Shannon L. Bybee dated July 15, 1993.(20)
 10.21   --Secured Promissory Note, dated as of October 29, 1993, from John A.
          Barrett, Jr. and Leigh Seippel to United Gaming, Inc.(12)
 10.22   --Escrow Agreement, dated as of October 29, 1993, among United Gaming,
          Inc., The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh
          Seippel and Butler, Snow, O'Mara, Stevens & Cannada.(12)
 10.23   --Pledge Agreement, dated as of October 29, 1993, among United Gaming,
          Inc. (as secured party) and The Rainbow Casino Corporation, John A.
          Barrett, Jr. and Leigh Seippel (as pledgors).(12)
 10.24   --Management Agreement, dated as of October 29, 1993, among Rainbow
          Casino-Vicksburg Partnership, L.P., The Rainbow Casino Corporation
          and Mississippi Ventures, Inc., as manager.(12)
 10.25   --Letter Agreement, dated as of December 10, 1993, among United
          Gaming, Inc., Capital Gaming International, Inc. and I.G. Davis,
          Jr.(15)
 10.26   --Loan and Security Agreement, dated as of August 2, 1993, between
          United Gaming, Inc., Alfred H. Wilms and Video Services, Inc.(16)
 10.27   --Warrant Agreement, dated as of August 2, 1993, between United
          Gaming, Inc. and Alfred H. Wilms.(16)
 10.28   --Common Stock Purchase Warrant, dated as of September 21, 1993, between United Gaming, Inc. and Donaldson, Lufkin & Jenrette
          Securities Corporation.(16)
 10.29   --Common Stock Purchase Warrant, dated as of September 21, 1993, between United Gaming, Inc. and Oppenheimer & Co. Inc.(16)
 10.30   --Common Stock Purchase Warrant, dated as of September 21, 1993, between United Gaming, Inc. and L.H. Friend, Weinress & Frankson,
          Inc.(16)
 10.31   --Common Stock Purchase Warrant, dated as of September 21, 1993, between United Gaming, Inc. and Donaldson, Lufkin & Jenrette
          Securities Corporation.(16)
 10.32   --Consulting Agreement, dated as of November 8, 1993, between David A.
          Scheinman and United Gaming, Inc.(16)
 10.33   --Letter Agreement, dated as of March 3, 1994, by and among United
          Native American Gaming, Inc., USA Gaming of Native America, Inc., USA
          Gaming, Inc. and others.(17)
 10.34   --Letter Agreement, dated as of February 25, 1994, among United
          Gaming, Inc., The Rainbow Casino Corporation, John A. Barrett, Jr.
          and Leigh Seippel.(18)
 10.35   --Letter Agreement, dated as of June 29, 1994, among United Gaming,
          Inc., The Rainbow Casino Corporation, John A. Barrett, Jr. and Leigh
          Seippel, consented to by HFS Gaming Corporation.(19)
 10.36   --Letter Agreement, dated as of July 16, 1994, among United Gaming,
          Inc., The Rainbow Casino Corporation, John A. Barrett, Jr. and Leigh
          Seippel, consented to by HFS Gaming Corporation.(19)
 10.37   --Second Amendment to Casino Financing Agreement, dated as of August
          11, 1994, among United Gaming, Inc., United Gaming Rainbow, Inc.,
          Rainbow Casino-Vicksburg Partnership, L.P., The Rainbow Casino
          Corporation, John A. Barrett, Jr., Leigh Seippel and HFS Gaming
          Corporation.(19)

 EXHIBIT
 -------
 10.38   --Partnership Agreement of Rainbow Casino-Vicksburg Partnership, L.P.,
          dated as of July 8, 1994.(19)
 10.39   --Second Amended and Restated Agreement of Limited Partnership, dated
          March 29, 1995, between United Gaming Rainbow and RCC.(23)
 10.40   --Promissory Note, dated as of July 16, 1994, from United Gaming
          Rainbow, Inc. to The Rainbow Casino Corporation.(19)
 10.41   --Pledge Agreement, dated as of July 16, 1994, from United Gaming
          Rainbow, Inc. to The Rainbow Casino Corporation.(19)
 10.42   --Promissory Note, dated as of July 16, 1994, from John A. Barrett,
          Jr. and Leigh Seippel to United Gaming, Inc.(19)
 10.43   --Escrow Agreement, dated as of August 11, 1994, among United Gaming
          Rainbow, Inc., The Rainbow Casino Corporation, John A. Barrett, Jr.,
          Leigh Seippel and Butler, Snow, O'Mara, Stevens & Cannada, together with Agreement dated February 7, 1994, as amended July 11, 1994 between Rainbow Casino-Vicksburg Partnership, L.P. and the City of
          Vicksburg, Mississippi.(19)
 10.44   --Employment Agreement between United Gaming, Inc. and Johnann
          McIlwain.(20)
 10.45   --Settlement Agreement, dated December 4, 1994, by and among Alliance,
          United Gaming of Iowa, Inc., GDREC and Joseph and Paula Zwack.(16)
 10.46   --Employment Agreement, dated August 15, 1994, between Alliance and
          Steve Greathouse.(22)
 10.47   --Warrant Agreement, dated August 15, 1994, between Alliance and
          Steven Greathouse.(22)
 10.48   --Agreement, dated September 1, 1994, between Alliance and Craig
          Fields.(22)
 10.49   --Warrant Agreement, dated September 1, 1994, between Alliance and
          Craig Fields.(22)
 10.50   --Agreement, dated March 20, 1995, between Alliance and Joel
          Kirschbaum.(22)
 10.51   --Letter Agreement, dated March 29, 1995, among United Gaming Rainbow,
          RCC, Leigh Seippel, John A. Barrett, Jr. and Butler, Snow, O'Mara,
          Stevens & Cannada.(23)
 10.52   --Class A Note Payable, dated March 29, 1995, issued by RCVP to United
          Gaming Rainbow.(23)
 10.53   --Class B Note Payable, dated March 29, 1995, issued by RCVP to United
          Gaming Rainbow.(23)
 10.54   --Class B Note Payable, dated March 29, 1995, issued by RCVP to
          National Gaming Mississippi, Inc.(23)
 10.55   --Release, dated March 29, 1995, by United Gaming Rainbow and Alliance and their affiliates of RCC, Rainbow Development Corporation, John A.
          Barrett, Jr. and Leigh Seippel and their affiliates (other than
          RCVP).(23)
 10.56   --Release, dated March 29, 1995, by RCC, Rainbow Development
          Corporation, John A. Barrett, Jr. and Leigh Seippel and their affiliates (other than RCVP) of United Gaming Rainbow and Alliance and their affiliates.(23)
 12.1    --Bally Gaming International, Inc. Computation of Ratio of Earnings to
          Fixed Charges. (Previously filed.)
 12.2    --Alliance Gaming Corporation Computation of Ratio of Earnings to
          Fixed Charges. (Previously filed.)
 23.1    --Consent of Schreck, Jones, Bernhard, Woloson & Godfrey (included in
          Exhibit 5).

23.2  --Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 8).
23.3  --Consent of KPMG Peat Marwick LLP. (Previously filed.)
23.4  --Consent of Coopers & Lybrand L.L.P. (Previously filed.)
24    --Power of Attorney (included on signature page).
99.1  --Consent of Nominee. (Previously filed.)
99.2  --Letter of Transmittal. (Previously filed.)
99.3  --Form of BGII Proxy Card. (Previously filed.)
99.4  --Form of Alliance Proxy Card. (Previously filed.)

--------
 (1) Incorporated by reference to the Registrant's Form 8-K dated April 9, 1990 as amended.
 (2) Incorporated by reference to the Registrant's Form 10-K for the year ended June 30, 1989.
 (3) Incorporated by reference to the Registrant's Form 10-K for the year ended June 30, 1990.
 (4) Incorporated by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1990.
 (5) Incorporated by reference to the Registrant's Form 10-K for the year ended June 30, 1991.
 (6) Incorporated by reference to the Registrant's Form 8-K dated March 31,
     1992.
 (7) Incorporated by reference to the Registrant's Form 8-K dated June 25,
     1993.
 (8) Incorporated by reference to the Registrant's Form 8-K dated September 21, 1993.
 (9) Incorporated by reference to the Registrant's Form 10-Q dated September 30, 1993.
(10) Incorporated by reference to the Registrant's Form S-8 Reg. Nos. 33-45811 and 33-75308.
(11) Incorporated by reference to the Registrant's Form S-8 Reg. No. 2-98777.
(12) Incorporated by reference to the Registrant's Form 8-K dated October 29, 1993.
(13) Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1993.
(14) Incorporated by reference to the Registrant's Form 8-K dated November 5, 1993.
(15) Incorporated by reference to the Registrant's Form 8-K dated December 10, 1993.
(16) Incorporated by reference to the Registrant's Form S-2 Reg. No. 33-72990 and subsequent amendments thereto.
(17) Incorporated by reference to the Registrant's Form 8-K dated March 7,
     1994.
(18) Incorporated by reference to the Registrant's Form 8-K dated March 15,
     1994.
(19) Incorporated by reference to the Registrant's Form 8-K dated August 11,
     1994.
(20) Incorporated by reference to the Registrant's Form 10-K for the year ended June 30, 1994.
(21) Incorporated by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1994.
(22) Incorporated by reference to the Registrant's Form S-3 Reg. No. 33-58233.
(23) Incorporated by reference to the Registrant's Form 8-K dated March 29,
     1995.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act will be deemed to be part of this Registration Statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALLIANCE GAMING CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAS VEGAS, STATE OF NEVADA, ON MARCH 7, 1996.

                                          Alliance Gaming Corporation

                                                   /s/ John W. Alderfer
                                          By: _________________________________
                                             JOHN W. ALDERFER CHIEF FINANCIAL
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
                                       Chairman of the
     /s/ Steve Greathouse*              Board of Directors,     March 7, 1996
-------------------------------------   President and Chief
          STEVE GREATHOUSE              Executive Officer
                                        (Principal
                                        Executive Officer)

        /s/ John W. Alderfer           Senior Vice
-------------------------------------   President Treasurer     March 7, 1996
          JOHN W. ALDERFER              and Chief Financial
                                        Officer (Principal
                                        Financial and
                                        Accounting Officer)

                                       Director and
     /s/ Anthony DiCesare*              Executive Vice          March 7, 1996
-------------------------------------   President
          ANTHONY DICESARE

                                       Director (Vice
     /s/ Dr. Craig Fields*              Chairman of the         March 7, 1996
-------------------------------------   Board)
          DR. CRAIG FIELDS

                                       Director
      /s/ Joel Kirschbaum*                                      March 7, 1996
-------------------------------------
           JOEL KIRSCHBAUM

                                       Director
      /s/ Alfred H. Wilms*                                      March 7, 1996
-------------------------------------
           ALFRED H. WILMS

                                       Director
       /s/ David Robbins*                                       March 7, 1996
-------------------------------------
            DAVID ROBBINS


       /s/ John W. Alderfer
*By_____________________________
         JOHN W. ALDERFER
         ATTORNEY-IN-FACT
